Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 2, 2015, among Cervalis Holdings LLC, a Delaware limited liability company and subsidiary of CyrusOne LP, a Maryland limited partnership (the “Company”), Cervalis LLC, a Delaware limited liability company and subsidiary of  the Company (Cervalis Holdings LLC and Cervalis LLC are together, the “Guaranteeing Subsidiaries”), the Company, the Co-Issuer (as defined in the Indenture referred to herein), the other Guarantors (as defined in the Indenture) and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as supplemented, the “Indenture”), dated as of November 20, 2012 providing for the issuance of 6.375% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantees”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantees and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CERVALIS HOLDINGS LLC

By:	/s/ Gary J. Wojtaszek
Name: Gary J. Wojtaszek
Title: Authorized Signatory

CERVALIS LLC

By:	/s/ Gary J. Wojtaszek
Name: Gary J. Wojtaszek
Title: Authorized Signatory

CYRUSONE LP

By: CyrusOne GP, as the sole General Partner

By: CyrusOne Inc., as the sole Trustee

By:	/s/ Gary J. Wojtaszek
Name: Gary J. Wojtaszek
Title: President and Chief Executive Officer

CYRUSONE FINANCE CORP.

By:	/s/ Gary J. Wojtaszek
Name: Gary J. Wojtaszek
Title: President and Chief Executive Officer

CYRUSONE INC.

By:	/s/ Gary J. Wojtaszek
Name: Gary J. Wojtaszek
Title: President and Chief Executive Officer

CYRUSONE GP

By: CyrusOne Inc., as the sole Trustee

By:	/s/ Gary J. Wojtaszek
Name: Gary J. Wojtaszek
Title: President and Chief Executive Officer

CYRUSONE FOREIGN HOLDINGS LLC

By:	/s/ Gary J. Wojtaszek
Name: Gary J. Wojtaszek
Title: President and Chief Executive Officer

CYRUSONE TRS INC.

By:	/s/ Gary J. Wojtaszek
Name: Gary J. Wojtaszek
Title: President and Chief Executive Officer

CYRUSONE LLC

By:	/s/ Gary J. Wojtaszek
Name: Gary J. Wojtaszek
Title: President and Chief Executive Officer

WELLS FARGO BANK, N.A.

as Trustee
By:	/s/ John C. Stohlmann
Name: John C. Stohlmann
Title: Vice President